Exhibit 3.106

MEMORANDUM OF ORGANIZATION OF

NYCE PAYMENTS NETWORK, LLC

The undersigned, Metavante Corporation, a Wisconsin corporation (the “Member”), is entering into this Memorandum of Organization for purposes of establishing procedures to operate and conduct the business of NYCE Payments Network, LLC, a limited liability company formed under the Delaware Limited Liability Company Act, Title 6 of the Delaware Statutes (the “Act”) and, accordingly, hereby adopts, authorizes and approves the following provisions:

ARTICLE I

GENERAL PROVISIONS

1.1 Certificate of Formation. The Certificate of Formation of NYCE Payments Network, LLC (the “Company”), filed in the Delaware Office of the Secretary of State effective May 1, 2006, are hereby adopted, ratified and confirmed.

1.2 Definitions. For purposes of this Memorandum of Organization, the terms set forth on the attached Exhibit A (which is incorporated herein by reference) shall have the meanings ascribed to them in that Exhibit, and any derivatives of those terms shall have correlative meanings.

1.3 Memorandum of Organization. This Memorandum of Organization shall constitute the “Operating Agreement” of the Company and, together with the applicable provisions of the Act, as modified by this Memorandum of Organization, shall govern the management and operation of the Company.

1.4 Membership. The Member is the sole member of the Company.

1.5 Membership Interest. The Member owns 100% of the issued and outstanding membership units of the Company and, accordingly, is entitled to 100% of the profits, losses, distributions and membership interests in the Company.

ARTICLE II

MANAGEMENT OF THE COMPANY

2.1 Management and Control in General. Except to the extent otherwise provided in this Memorandum of Organization, the business and affairs of the Company shall be managed by its manager or managers (the “Manager(s)”). The Company shall have one Manager unless the sole member, by written resolution and in its sole discretion elects to increase or decrease the number of Manager(s). The Manager(s) for, in the name and on behalf of the Company shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters, and to perform any and all other acts or activities customary or incident to the management of the Company’s business. Since the Company is manager-managed, the Member shall have the right to approve only those matters explicitly set forth in this Memorandum of Organization or as required by the Act. The Manager(s) shall be elected by the Member and shall conduct him or herself in accordance with Section 3 below.

2.2 The Manager(s). The Manager(s) on behalf of the Company are hereby authorized, directed and empowered, in the name and on behalf of the Company, to take any and all actions and to authorize the Officers of the Company and other duly appointed agents to sign any and all documents the Manager(s) deem necessary to conduct the business of the Company.

2.3 Officers. The day-to-day management of the business and affairs of the Company is hereby delegated by the Manager(s) to the Officers who shall fulfill the roles and assume the responsibilities set forth in Article 5, below.

2.4 Certificate of Authority. Any person dealing with the Company or the Manager(s) may rely on a certificate signed by the Manager(s) as to:

(a) the identity of the Member and of the Officers and Manager(s);

(b) the existence or nonexistence of any fact or facts that constitute a condition precedent to acts by the Manager(s) or any other matter germane to the Company’s affairs;

(c) the persons who are authorized to execute and deliver any instrument or document on the Company’s behalf; and

(d) any other matter whatsoever involving the Company, the Member or any Officer or the Manager(s).

2.5 No Other Representatives. Only those Officers designated by the Manager(s) have the right, power and authority to execute documents on behalf of and in the name of the Company, and no person shall be obligated to inquire into any Officer’s authority to bind the Company.

2.6 Restrictions on Authority of Manager(s).

(a) Absolute Restrictions. The Manager(s) shall not have the authority to:

(i) act in contravention of applicable law or this Memorandum of Organization or in such a manner as to make it impossible to carry on the Company’s ordinary business;

(ii) possess Company property, or assign rights in specific Company property, for other than a Company purpose; or

(iii) perform any act that would subject the Member to liability in any jurisdiction except as expressly provided in this Memorandum of Organization.

(b) Restrictions without Majority Consent. Without Consent of the Member, the Manager(s) shall not have the authority to:

(i) sell or otherwise dispose of all or substantially all of the Company’s property or merge or consolidate the Company with any other entity; or

(ii) make any changes or amendments to the Company’s Certificate of Formation or this Memorandum of Organization.

2.7 Duties and Obligations of the Manager(s).

(a) Operations. The Manager(s) shall take all actions that may be necessary or appropriate (i) for the continuation of the Company’s valid existence as a limited liability company under the Act, and (ii) for the acquisition, development, maintenance and operation of the property owned by the Company in accordance with the provisions of this Memorandum of Organization and applicable laws and regulations.

(b) Time. The Manager(s) shall devote to the Company such time as is necessary for the proper performance of his or her duties under this Memorandum of Organization.

(c) Tax Returns. The Manager(s) shall prepare or cause to be prepared and shall file on or before the due date (or any extension of the due date) any federal, state or local tax returns required to be filed by the Company, and shall cause the Company to pay any taxes payable by the Company out of Company funds. The Manager(s) shall designate himself or herself or officer to serve as the Company’s “tax matters partner,” as defined for purposes of the Code, which person shall serve until a new “tax matters partner” is elected by the Manager(s).

2.8 Limitations on Liability of Manager(s) and Officers; Indemnification.

(a) General Limitation. No Manager(s) or Officer of the Company shall be liable, responsible or accountable in damages or otherwise to the Company, to the Member or any successor thereof for any act or omission pursuant to the authority granted the Manager(s) and Officers by this Memorandum of Organization if the Manager(s) or Officer acted (i) in good faith and in a manner he or she reasonably believed to be within the scope of the authority granted to him or her by this Memorandum of Organization, and (ii) in the best interests, or not opposed to the best interests, of the Company, provided that the Manager(s) or Officer shall not be relieved of liability for any claim, issue or matters as to which the Manager(s) shall have been finally adjudicated to have violated the Act.

(b) Nature of Indemnity. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she (or a person of whom he or she is the legal representative), is or was a Manager or Officer of the Company shall be indemnified and held harmless by the Company to the fullest extent which it is empowered to do so by the Act against all expense, liability and loss (including attorneys’ fees actually and reasonably incurred by such person in connection with such proceeding); provided, however, that the Company shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Manager(s).

(c) Procedure for Indemnification of Manager(s) and Officers. Any indemnification of a Manager or Officer under Section 2.8(b) or advance of expenses under Section 2.8(d) shall be made promptly, and in any event within thirty (30) days, upon written request of the Manager or Officer.

(d) Expenses. Expenses incurred by any person described in Section 2.8(b) in defending a proceeding shall be paid by the Company in advance of such proceeding’s final disposition (unless otherwise determined by the Manager(s) in the specific case) upon the written request of the Manager or Officer.

2.9 Compensation. Except to the extent approved by the Manager(s), no Manager or Officer shall receive any salary, fee or draw for services rendered to or on behalf of the Company. Notwithstanding the preceding sentence, all reasonable and customary out of pocket expenses incurred by any Manager or Officer in connection with the Company’s business shall be paid by the Company or reimbursed to the Manager of Officer by the Company.

ARTICLE III

MANAGER(S)

3.1 Election. The Manager(s) shall be appointed annually by the Member and shall consist of no less than one (1) nor more than five (5) Manager(s). The initial Manager shall be Frank D’Angelo.

3.2 Tenure and Qualifications. The Manager(s) shall hold office until his or her successor shall have been elected, or until his or her prior death, resignation or removal. The Manager(s) may be removed from office by the Member at any time with or without cause. The Manager(s) may resign at any time by filing his written resignation with the Secretary of the Company.

3.3 Meetings. Meetings of the Manager(s) may be called by or at the request of the Chairman and Chief Executive Officer or the Member. The person(s) authorized to call any meeting of the Manager(s) may fix any place within the United States as the place for holding any special meeting of the Manager(s) called by such person(s). If no other place is fixed, the place of meeting shall be at the principal business office of the Company.

3.4 Notice; Waiver. Notice of each meeting of the Manager(s) shall be given by written notice delivered personally, mailed, or given by telephone facsimile to each Manager at his business address, or at such other address as such Manager shall have designated in writing filed with the Company’s Secretary, not less than seven (7) days if by mail and not less than twenty-four (24) hours if by telephone facsimile or personal delivery. If mailed, the notice shall be deemed to be delivered on the date of the first attempted delivery of such notice by the U.S. Post Office after such notice is deposited in the United States mail so addressed, with postage thereon prepaid. Whenever any notice is required to be given to any Manager under the Certificate of Formation, this Memorandum of Organization or any provision of law, a waiver thereof in writing signed at any time. whether before or after the time of meeting, by the Manager entitled to notice shall be deemed equivalent to the giving of such notice. The attendance of a Manager at a meeting constitutes a waiver of notice of that meeting, except where a Manager attends a meeting and objects thereat to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any meeting of the Manager(s) need be specified in the notice or waiver of notice of such meeting.

3.5 Quorum. In the event that the Member appoints more than one Manager, the presence of a majority of the Manager(s) at any meeting of the Manager(s) shall constitute a quorum for the transaction of business, but a majority of the Manager(s)present (though less than such quorum) may adjourn the meeting from time to time without further notice.

3.6 Manner of Acting. If a quorum is present, the affirmative vote of a majority of the Manager(s) present shall be the act of the Manager(s).

3.7 Conduct of Meetings. The Chairman and Chief Executive Officer, and in his absence the President, or in his absence, the Manager(s) present, shall call meetings of the Manager(s) to order and shall act as chairperson of the meeting. The presiding officer of the meeting shall appoint the Manager or other person present to act as secretary of the meeting.

3.8 Vacancies. Any vacancy occurring in the number of Manager(s), including a vacancy created by an increase in the number of Manager(s), shall be filled by the Member.

3.9 Presumption of Assent. A Manager of the Company who is present at a meeting of the Manager(s) at which action on any Company matter is taken shall be presumed to have assented to the action taken unless the Manager objects at the beginning of the meeting, or promptly upon his arrival, to holding the meeting or transacting business at the meeting, or unless his dissent is entered in the minutes of the meeting or unless the Manager files his written dissent to the action with the person acting as the Secretary of the meeting before or within ten (10) days after the adjournment thereof. The right to dissent does not apply to a Manager who voted in favor of the action.

3.11 Unanimous Consent without Meeting. Any action required or permitted by this Memorandum of Organization or any provision of law to be taken by the Manager(s) at a meeting or by resolution may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the Manager(s) then in office. A signed consent has the effect of a meeting vote and may be so described in any document.

3.12 Telephone Meetings. Manager(s) may participate in and hold meetings by means of a conference telephone or similar communications arrangement if (a) all Manager(s) participating in the meeting can simultaneously hear each other, (b) all communication during the meeting is immediately transmitted to all Manager(s) participating, and (c) each participating Manager is able to immediately send messages to all other participating Manager(s). Each Manager’s identity shall be verified prior to voting on action at the meeting by each Manager stating his name and address as it appears on the records of the Company. Participation in a meeting shall constitute presence in person at the meeting, except where a Manager participates in the meeting for the sole and express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE IV

OFFICERS

4.1 Number. The principal Officers of the Company shall be a Chairman and Chief Executive Officer, President, one or more Vice Presidents, a Secretary and a Treasurer, and such Assistant Treasurers, Secretaries and other officers as the Manager(s) shall elect or appoint from time to time. Each officer of the Company shall also be deemed to be an agent of the Company with the duties and authority set forth herein applicable to the office held and such other duties and authority as the Manager(s) may from time to time specifically delegate to the officer.

4.2 Election and Term of Office. The Officers of the Company shall be elected annually by the Manager(s) during the first meeting of the fiscal year. If the election of Officers is not held at that meeting, the election shall be held as soon thereafter as is convenient. Each Officer shall hold office until his successor has been duly elected or until his prior death, resignation or removal.

4.3 Removal. Any Officer may be removed by the Manager(s) at any time, with or without cause, and notwithstanding the contract rights, if any, of the person so removed. Any Officer or assistant Officer appointed by another Officer in accordance with this Memorandum of Organization may be removed by the Officer who made the appointment at any time, with or without cause, and notwithstanding the contract rights, if any, of the Officer or assistant Officer so removed. Election or appointment shall not of itself create contract rights.

4.4 Vacancies. A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise, may be filled by the Manager(s) for the unexpired portion of the term.

4.5 Chairman and Chief Executive Officer. The Chairman and Chief Executive Officer shall be the principal executive officer of the Company and, subject to the control of the Manager(s), shall in general supervise and control all of the business and affairs of the Company. He or she shall, when present, preside at all meetings of the Manager(s) subject to Section 3.7 above. He or she shall have authority, subject to rules prescribed by the Manager(s), to appoint agents and employees of the Company as he deems necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Any agents and employees shall hold office at the discretion of the Chairman and Chief Executive Officer. He or she shall have authority to sign, execute and acknowledge, on behalf of the Company, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the Company’s regular business, or which shall be authorized by resolution of the Manager(s); and, except as otherwise provided by law or the

Manager(s), he or she may authorize the President or any Vice President or other Officer or agent of the Company to sign, execute and acknowledge such documents or instruments in his or her place and stead. In general, he or she shall perform all duties incident to the office of the Chief Executive Officer of the Company and other duties as may be prescribed by the Manager(s) from time to time.

4.6 President. The President shall serve as the chief operating officer of the Company and shall assist the Chairman and Chief Executive Officer in the discharge of supervisory, managerial and executive duties and functions. In the absence of the Chairman and Chief Executive Officer or in the event of his or her death, resignation, removal or inability or refusal to act, the President shall perform the duties of the Chairman and Chief Executive Officer and when so acting shall have all the powers and duties of the Chairman and Chief Executive Officer. The President shall perform those other duties as from time to time may be assigned to him by the Manager(s) or the Chairman and Chief Executive Officer.

4.7 The Vice Presidents. In the absence of the Chairman and Chief Executive Officer and the President or in the event of their death, resignation, removal or inability or refusal to act, or in the event for any reason it is impracticable for them to act personally, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Manager(s), or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform those duties and have that authority as from time to time may be delegated or assigned to him or her by the Chairman and Chief Executive Officer or by the Manager(s). The execution of any instrument of the Company by any Vice President shall be conclusive evidence, as to third parties, of his or her authority to act in the stead of the President.

4.8 The Secretary. The Secretary shall: (a) keep copies of all resolutions adopted by the Member and of all minutes of meetings of the Manager(s) in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of this Memorandum of Organization or as required by law; (c) be custodian of the Company records and of the seal of the Company, if any, and see that the seal of the Company, if any, is affixed to all documents the execution of which on behalf of the Company under its seal is duly authorized; (d) keep or arrange for the keeping of a register of the post office address of the Member which shall be furnished to the Secretary by the Member; and (e) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned to him or her by the Chairman and Chief Executive Officer or by the Manager(s).

4.9 The Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Company; (b) receive and give receipts for moneys due and payable to the Company from any source whatsoever, and deposit all such moneys in the name of the Company in such banks, trust companies or other depositories as shall be selected by the Manager(s); and (c) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to him or her by the Chairman and Chief Executive Officer or by the Manager(s). If required by the Manager(s), the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Manager(s) shall determine.

4.10 Assistant Secretaries and Assistant Treasurers. There shall be such number of Assistant Secretaries and Assistant Treasurers as the Manager(s) or the Chairman and Chief Executive Officer may from time to time authorize. The Assistant Treasurers shall, if required by the Manager(s), give bonds for the faithful discharge of their duties in such sums and with such sureties as the Manager(s) shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the Chairman and Chief Executive Officer or the Manager(s).

4.11 Election of Officers. Each of the following persons is elected to the offices stated opposite his or her name to serve until the next annual meeting of the Manager(s) or until his or her successor shall have been duly elected and qualified or until his or her prior death, resignation or removal:

Frank D’Angelo, Chairman

Steven A. Rathgaber, President and Chief Operating Officer

James S. Judd, Executive Vice President, Secretary and Assistant Treasurer

John Smith, Senior Vice President

Norrie J. Daroga, Senior Vice President and Assistant Secretary

Ryan R. Deneen, Senior Vice President

Michael D. Hayford, Executive Vice President and Treasurer

ARTICLE V

MISCELLANEOUS

5.1 Amendments to Memorandum of Organization. No amendment or modification of this Memorandum of Organization shall be valid unless in writing and signed by the Member.

5.2 Appointment of Manager(s) as Attorneys-in-Fact. The Member appoints the Manager(s) as its lawful attorney-in-fact with full authority to execute, acknowledge, deliver, swear to, file, and record at the appropriate public offices any documents necessary to carry out the provisions of this Memorandum of Organization and to delegate that authority to an executive officer of the Company. Such documents include, but are not limited to, all certificates and other instruments (including counterparts of this Memorandum of Organization), and any amendments to those instruments, that the Manager(s) deem appropriate to qualify or continue the Company as a limited liability company in (a) the jurisdictions in which the Company conducts business or (b) the jurisdictions in which such qualification or continuation is, in the Manager’s opinion, necessary to protect the Member’s limited liability.

5.3 Binding Provisions. The agreements contained in this Memorandum of Organization shall be binding on and inure to the benefit of the heirs, executors, administrators, personal representatives, successors, and assigns of the respective parties to this Memorandum of Organization. This Memorandum of Organization shall not inure to the benefit of any person other than the parties, and no third-party beneficiary claims may be based on this Memorandum of Organization.

5.4 Applicable Law. This Memorandum of Organization shall be governed by and construed in accordance with the laws of Delaware without regard to its choice of law provisions.

5.5 Separability of Provisions. Each provision of this Memorandum of Organization shall be considered separable, and if for any reason any provision or provisions are determined to be invalid and contrary to any existing or future law, the invalidity shall not impair the operation of those portions of this Memorandum of Organization that are valid.

5.6 Headings. Section headings are for descriptive purposes only and shall not control or alter the meaning of this Memorandum of Organization as set forth in the text.

5.7 Interpretation. When the context in which words are used in this Memorandum of Organization indicates that such is the intent, words in the singular shall include the plural, and vice versa, and pronouns in the masculine shall include the feminine and neuter, and vice versa.

IN WITNESS WHEREOF, this Memorandum of Organization of NYCE Payments Network, LLC is executed effective as of May 18, 2006.

SOLE MEMBER:

METAVANTE CORPORATION

BY	/s/ Norrie J. Daroga
Norrie J. Daroga, Executive Vice President and Corporate Secretary

SOLE MANAGER:

/s/ Frank D’Angelo
Frank D’Angelo, Manager

EXHIBIT A

DEFINED TERMS

References in this Exhibit to any Section shall be deemed to refer to the Section of the Memorandum of Organization.

“Code” means the Internal Revenue Code of 1986, as amended (or any correspondence provisions of succeeding law).

“Company” means NYCE Payments Network, LLC

“Manager(s)” means those persons who are chosen as Manager(s) pursuant to the terms of this Memorandum of Organization and who have the powers and perform the duties set forth in this Memorandum of Organization. Any reference in this Memorandum of Organization to Manager(s) refers to such persons solely in their roles as Manager(s).

“Memorandum of Organization” means this Memorandum of Organization.

“Officers” means the executive officers elected by the Manager(s) from time to time as provided in Article 2, above.